Exhibit 10.6

CEPTON, INC.

DIRECTOR COMPENSATION POLICY

(Adopted June 30, 2022)

Members of the Board of Directors (the “Board”) of Cepton, Inc., a Delaware corporation (the “Company”), who are not employed by the Company or one of its subsidiaries and are determined by the Board to be independent under applicable listing rules (“Independent Directors”) are entitled to the compensation set forth below for their service as a member of the Board. This Director Compensation Policy (this “Policy”) is effective as of February 10, 2022 (the “Effective Date”). The Board (or any committee of the Board within the authority delegated to it) has the right to amend this Policy from time to time.

Cash Compensation

Annual Retainer	$40,000
Additional Committee Chair Retainers:
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$8,000
Additional Committee Retainers:
Audit Committee	$10,000
Compensation Committee	$8,000
Nominating and Corporate Governance Committee	$5,000

The retainers set forth above are expressed as annualized amounts. These retainers will be paid on a quarterly basis, in arrears after the end of each fiscal quarter, to the Independent Directors serving on the Board (or in the applicable position, in the case of an Additional Committee or Committee Chair Retainer) during such fiscal quarter. Retainers will be retroactive to the Effective Date, and retainers for the fiscal quarter in which the Effective Date occurs will be paid on a pro-rated basis together with the retainers for the fiscal quarter in which this Policy is adopted. If an individual serves as an Independent Director or Chair or member of a Board committee, as the case may be, for only a portion of a fiscal quarter, the Independent Director will be paid a pro-rata portion of the applicable retainer for such quarter based on the time the individual served in the applicable position.

Equity Compensation

Annual Equity Awards for Continuing Board Members

On a date in 2022 to be determined by the Board, and thereafter (commencing in 2023) on the date of each annual meeting of the Company’s stockholders at which one or more directors are to be elected to the Board (an “Annual Meeting”), each Independent Director continuing in office after that date will be granted an award of Company restricted stock units (“RSUs”). The number of RSUs covered by any such award will be determined by dividing (i) $120,000 (the “Annual Equity Award Value”) by (ii) the closing market price (in regular trading on the principal exchange or market on which the Company’s common stock is then listed or admitted to trade) for a share of the Company’s common stock on the grant date of the award (or for the immediately preceding trading day if that date is not a trading day) (the “Closing Price”), and rounding such quotient down to the nearest whole share. Each such award of RSUs will be scheduled to vest on the first to occur of (i) the first anniversary of the date of grant of the award, or (ii) on the day immediately preceding the first Annual Meeting to occur after the date of grant of the award.

Initial Equity Award for New Board Members

In addition, if a new Independent Director is appointed or elected to the Board (other than at an Annual Meeting in connection with which the Independent Director receives an annual equity award as described above), the Independent Director will receive an RSU award on or promptly after the date of such election or appointment. The number of RSUs covered by any such award will be determined by dividing a pro-rata portion of the Annual Equity Award Value for awards granted to Independent Directors at the last Annual Meeting by the Closing Price on the date of grant and rounding down to the nearest whole share. For these purposes, the pro-rata portion of the Annual Equity Award Value will equal the Annual Equity Award Value multiplied by a fraction (not greater than one and not less than zero), the numerator of which is 365 minus the number of calendar days that had elapsed as of the date the director’s appointment or election to the Board since the date of the last Annual Meeting and the denominator of which is 365. The RSUs subject to any such pro-rated equity award will be scheduled to vest on the same vesting date as the equity awards granted to Independent Directors in connection with the Company’s last Annual Meeting.

Unless otherwise provided by the Board, an employee or former employee of the Company or one of its subsidiaries who ceases or has ceased to be so employed and becomes an Independent Director will not be eligible for an initial equity award grant pursuant to the immediately preceding paragraph, but will otherwise be eligible for cash compensation and annual equity awards on the same basis as other Independent Directors.

Provisions Applicable to All Independent Director Equity Awards

Each RSU award granted to an Independent Director pursuant to this Policy will be granted under and subject to the terms and conditions of the Company’s 2022 Equity Incentive Plan or any successor equity compensation plan approved by the Company’s stockholders and in effect at the time of grant.

Unless otherwise provided by the Board in connection with a particular award, each award of RSUs granted to an Independent Director pursuant to this Policy will vest (to the extent then outstanding and otherwise unvested) if a change in control of the Company (as defined in the applicable award agreement) occurs, and will be evidenced by and subject to the terms and conditions of the Company’s standard form of RSU award agreement for Independent Director grants as in effect on the date of grant of the award. The number of shares subject to the award is subject to adjustment for stock splits and similar events as provided in the applicable award agreement.

The Board (or any committee of the Board within the authority delegated to it) may approve other grants of equity-based awards to Independent Directors from time to time, on such terms as the Board (or committee) may determine and subject to the applicable provisions of the Company’s equity compensation plan then in effect.

Expense Reimbursement. All Independent Directors are entitled to reimbursement from the Company for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to meetings of the Board or committees thereof or in connection with other Board-related business. The Company will make reimbursement to an Independent Director within a reasonable period of time following submission by the Independent Director of reasonable written substantiation for the expenses.

Form of Director RSU Grant

________________________________________________________________________________________________

Notice of Grant of Director Restricted Stock Unit Award

and

Terms and Conditions of Director Restricted Stock Unit Award

________________________________________________________________________________________________

Director:	[Name]	Award Number:	[_________]
	[Address]	Plan:	2022 Plan
	[Address]	ID:	[_________]

________________________________________________________________________________________________

Effective [___________] (the “Award Date”), you (the “Director”) have been granted an award (the “Award”) of [________][1] restricted stock units with respect to the Common Stock of Cepton, Inc. (the “Corporation”).

The Award will become vested as to 100% of the total number of restricted stock units subject to the Award on the first to occur of (i) the first anniversary of the Award Date, or (ii) the day immediately preceding the Corporation’s first annual meeting of stockholders to occur after the Award Date; provided, however, that the Award, to the extent then outstanding and unvested, will vest in full on a Change in Control Event (as defined in Exhibit A to the Terms).

_______________________________________________________________________________________________

By your signature and the Corporation’s signature below, you and the Corporation agree that the Award is granted under and governed by the terms and conditions of the Corporation's 2022 Equity Incentive Plan (the “Plan”) and the Terms and Conditions of Director Restricted Stock Unit Award (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Director Restricted Stock Unit Award, together with the Terms, will be referred to as your Award Agreement. The Award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

________________________________________________________________________________________________

___________________________________________________	_________________________________
Cepton, Inc.	Date
___________________________________________________	_________________________________
[Director Name]	Date

[1] Subject to adjustment under Section 7.1 of the Plan.

CEPTON, INC.

2022 EQUITY INCENTIVE PLAN

TERMS AND CONDITIONS OF DIRECTOR RESTRICTED STOCK UNIT AWARD

1. General. These Terms and Conditions of Director Restricted Stock Unit Award (these “Terms”) apply to a particular grant of restricted stock units (the “Award”) under the Cepton, Inc. 2022 Equity Incentive Plan (the “Plan”) if incorporated by reference in the Notice of Grant of Director Restricted Stock Unit Award (the “Notice”) corresponding to that particular award. Capitalized terms used in these Terms are used as defined in the Notice or, if not defined in the Notice, as defined in the Plan.

The Award has been granted to the Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Director. The Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.

As used in this Award Agreement, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Award Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director if such Stock Units vest pursuant to this Award Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.

2. Vesting; Continuance of Service Required; No Service Commitment. Subject to Section 6 below, the Stock Units subject to the Award shall vest and become nonforfeitable in accordance with the Vesting Schedule set forth in the Notice. The Vesting Schedule requires continued service on the Board through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 6 below.

Nothing contained in this Award Agreement (including the Notice) or the Plan constitutes a service commitment by the Corporation or any of its Subsidiaries, confers upon the Director any right to remain in service to the Corporation or any of its Subsidiaries, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Director’s other compensation or benefits. Nothing in this Award Agreement (including the Notice),

3. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Director shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 3(b) with respect to dividend equivalent rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b) Dividend Equivalent Rights Distributions. As of any date that the Corporation pays a cash dividend on its Common Stock, the Corporation shall credit the Director with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 3(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to Section 6.

4. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, except as set forth in Section 5.6 of the Plan.

5. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to this Award Agreement or Section 7.2 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 6. Fractional share interests may, in the Corporation’s discretion, be disregarded or settled in cash. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Director or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Director shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 6.

6. Effect of Termination of Service. The Director’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Director is no longer a member of the Board, regardless of the reason for the termination of the Director’s service. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the date of such termination of the Director’s service, without payment of any consideration by the Corporation and without any other action by the Director, or the Director’s beneficiary or personal representative, as the case may be.

7. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any cash dividend for which dividend equivalents are credited pursuant to Section 3(b).

8. Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value, to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

9. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

10. Plan. The Award and all rights of the Director under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Director agrees to be bound by the terms of the Plan and this Award Agreement (including the Notice). The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement (including the Notice). Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

11. Entire Agreement. This Award Agreement (including the Notice) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement (including the Notice) may be amended pursuant to Section 8.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12. Limitation on Director’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement (including the Notice) creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Director shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

13. Counterparts; Electronic Signature. This Award Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. To the extent a party signs this Award Agreement using electronic signature technology, by clicking “sign,” “accept,” or similar acknowledgement of acceptance, such party is signing this Award Agreement electronically, and electronic signatures appearing on this Award Agreement (or entered as to this Award Agreement using electronic signature technology) shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

14. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15. Governing Law. This Award Agreement (including the Notice) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The Director does not have to accept the Award. If the Director does not agree to the terms of the Award, the Director should promptly return this Award Agreement to the Corporation’s Stock Plan Administrator indicating that the Director does not wish to accept the Award, and the Stock Units will be cancelled.

16. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement (including the Notice) shall be construed and interpreted consistent with that intent.

17. Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

18. No Advice Regarding Grant. The Director is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Director may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement, including the Notice) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 8 above, the Director is solely responsible for any and all tax liability that may arise with respect to the Award.

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EXHIBIT A

DEFINITION OF CHANGE IN CONTROL EVENT

For purposes of the Award, “Change in Control Event” means any of the following has occurred:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (iii)(1), (2) and (3) below;

(ii)	Individuals who, as of the Award Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Award Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation (a “Subsidiary”), a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (iii) above.